EXHIBIT 2.2

                               ARTICLES OF MERGER

                                       OF

                            MARKETPLACE DENTAL, INC.

                                  WITH AND INTO

                      DENTAL CARE ALLIANCE OF FLORIDA, INC.

         The undersigned domestic corporations do hereby execute the following Articles of Merger pursuant to the applicable provisions of the Florida Statutes for the purpose of merging Marketplace Dental, Inc., a Florida corporation with and into Dental Care Alliance of Florida, Inc., a Florida corporation.

         1. The name of each of the undersigned corporations and the state in which each is incorporated are as follows:

           NAME OF CORPORATION                          STATE OF INCORPORATION
           -------------------                          ----------------------

       Marketplace Dental, Inc.                                   Florida

       Dental Care Alliance of Florida, Inc.                      Florida

         2. Dental Care Alliance of Florida, Inc. is the surviving corporation.

         3. Under the Agreement and Plan of Merger, all of the shares of Marketplace Dental, Inc. that are outstanding at the time of merger shall be exchanged for a number of shares of the


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common stock of Dental Care Alliance, Inc., a Delaware corporation, and an amount in cash, the number of such shares and cash to be determined in accordance with the provisions of an Agreement and Plan of Merger between the parties thereto, dated as of the 29th day of December, 1997, a copy of which is attached as Exhibit A and incorporated herein by reference.

         4. The Boards of Directors of each of the constituent corporations adopted the Plan of Merger by resolution on December 29, 1997 following which the shareholders of each constituent corporation unanimously approved and adopted the Agreement and Plan of Merger in the manner prescribed by law.

         5. These Articles of Merger and the Agreement and Plan of Merger incorporated herein by reference shall be effective on December 31, 1997 and the merger therein contemplated shall be deemed to be completed and consummated on that date.

         IN WITNESS WHEREOF, these Articles of Merger have been signed by the President and each of the constituent corporations as of the 29th day of December, 1997.

                                         MARKETPLACE DENTAL, INC.


                                         By:  /S/ JAMES R. QUICK
                                            ----------------------------------
                                              President


                                         DENTAL CARE ALLIANCE OF FLORIDA, INC.



                                         By:  /S/ STEVEN R. MATZKIN
                                            ----------------------------------
                                              President


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                         EXHIBIT A TO ARTICLES OF MERGER

                          AGREEMENT AND PLAN OF MERGER

         This Agreement made and entered into this 29th day of December, 1997, by and between DENTAL CARE ALLIANCE, INC., a Delaware corporation (Dental); DENTAL CARE ALLIANCE OF FLORIDA, INC., a Florida corporation (Subsidiary); MARKETPLACE DENTAL, INC., a Florida corporation (Marketplace) and the Shareholders of Marketplace identified on the signature page to this Agreement (Shareholders).

                             W I T N E S S E S T H :

         WHEREAS, the Shareholders own all of the issued and outstanding stock of Marketplace; and

         WHEREAS, the parties have agreed that Shareholders will transfer all of the outstanding stock of Marketplace for a consideration consisting of stock of Dental and cash; and

         WHEREAS, the parties intend that this Agreement be approved and adopted by all relevant parties as a plan of reorganization within the provisions of
Section 368(a)(1)(A) and (D) of the Internal Revenue Code of 1986;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:


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          6.     THE MERGER.

                  6.1 On the date of closing, upon the terms and subject to the conditions set forth herein, and in accordance with the corporate laws of the states of incorporation of Subsidiary and Marketplace, Marketplace shall be merged with and into Subsidiary; the separate existence of Marketplace shall cease; and Subsidiary shall continue as the surviving corporation.

                  6.2 On the date of closing, Subsidiary shall continue its corporate existence under the laws of the state of its incorporation and shall succeed to all rights, immunities, franchises and powers, and be subject to all duties, liabilities, debts and obligations, of Marketplace in accordance with the provisions of the applicable corporate laws.

         7.     THE SURVIVING CORPORATION.

                  7.1 The Certificate of Incorporation of Subsidiary as in effect immediately prior to the date of closing shall be the certificate of the surviving corporation until amended in accordance with applicable law and such certificate of incorporation, provided, however, that such certificate may be amended by the Certificate of Merger to change Subsidiary's name to Marketplace.

                  7.2 The by-laws of Subsidiary as in effect immediately prior to the date of closing shall be the by-laws of the surviving corporation until thereafter amended in accordance with applicable law, the Certificate of Incorporation of such surviving corporation, and such by-laws.

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                  7.3 The directors of Subsidiary immediately prior to the date of closing shall be the initial Board of Directors of the surviving corporation, each of such persons to serve until his or her successor, if there is to be one, is duly elected and qualified.

                  7.4 The officers of Subsidiary immediately prior to the date of closing shall be the initial officers of the surviving corporation, each of such officers to serve until his or her successor, if there is to be one, is duly qualified.

         8.     Merger Consideration: Conversions.

                  8.1 On the date of closing, by virtue of the merger, and without any action on the part of the Shareholders, all of the Marketplace shares issued and outstanding immediately prior to the effective time shall be cancelled, retired and converted into and become the right to receive the merger consideration described in this Article 8.

                  8.2    (a)    The merger considerations shall consist of

                                    (i) eighty thousand (80,000) shares of
common stock of Dental;

                                    (ii) an amount in cash equal to the excess
of (y) the aggregate of the amount of $500,000, the amount of any cash, security, demand, savings or other deposits in any bank, savings and loan or other financial institution, the face amount of any negotiable or non-negotiable instruments owned by Marketplace; and the unamortized amount of any prepaid expenses of Marketplace over (z) the amount of the liabilities of Marketplace to First United

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Bank (SBA) and amounts classified as owed to related parties on
Marketplace's financial statements; as of the close of its business on November 30, 1997 (effective time); and

                                    (iii) that number of shares of Dental's
common stock (but not in excess of 79,999 shares), having a value, determined by reference to the average mean between the opening bid and ask quote for such shares over the three trading days immediately preceding the determination date, equal to the excess, if any, of the EBITDA of Subsidiary's business as herein defined for the twelve month period following the effective time over the EBITDA of the business of Marketplace for the twelve month period ending at the effective time, multiplied by two. A Shareholder's right to receive additional shares shall not be assignable except by operation of law and shall not be evidenced by any negotiable instrument.

         EBITDA is an amount equal to the earnings of the business during each measuring period determined under Generally Accepted Accounting Principles consistently applied increased by the aggregate of the amounts included as interest expenses; taxes measured by income; depreciation; and amortization and the determination date shall be the last day of the twelve month period following the effective time. For purposes of this provision, the business shall include the business of managing dental practices acquired as a result of the merger and managing any other dental practices acquired and conducted by stockholders, or any one of them, or an entity owned by such persons.

                  8.3 The merger consideration shall be allocated among the shareholders of Marketplace proportionately according to the number of shares owned by each. If the allocation results in fractional shares, no fractional shares shall be issued, but such shareholder shall be paid

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an amount in cash equal to such fractional part of a share multiplied by the stock value utilized in determining the number of shares to be issued on the effective date of the merger.

         The parties agree to take such further action as is required to effect this transaction.

                                 MARKETPLACE DENTAL, INC., a Florida
                                 corporation

                                 BY: __________________________________
                                         President



                                 DENTAL CARE ALLIANCE, INC., a Delaware
                                 corporation

                                 BY: __________________________________

                                 DENTAL CARE ALLIANCE OF FLORIDA, INC.

                                 By: __________________________________


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